SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             Obie Media Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Oregon                                      93-0966515
-----------------------------------          -----------------------------------
(State or other jurisdiction of                (IRS Employer Identification No.)
  incorporation or organization)

     4211 West 11th, Eugene, Oregon                                   97402
-----------------------------------------                          ----------
(Address of principal executive officers)                          (Zip Code)

                       Restated 1996 Stock Incentive Plan
                       ----------------------------------
                            (Full title of the plans)

                                  Brian B. Obie
                      Chairman of the Board, President and
                             Chief Executive Officer
                             Obie Media Corporation
                                 4211 West 11th
                              Eugene, Oregon 97402
                                 (541) 686-8400
           ---------------------------------------------------------
           (Name, address and telephone number of agent for service)

                                   Copies to:

                                 Carol Dey Hibbs
                                 Tonkon Torp LLP
                               1600 Pioneer Tower
                              888 S.W. Fifth Avenue
                             Portland, Oregon 97204
                                 (503) 221-1440

                         CALCULATION OF REGISTRATION FEE

                                   Proposed        Proposed
Title of                           maximum         maximum
securities                         offering       aggregate       Amount of
to be          Amount to be       price per        offering       registration
registered     registered (1)      share(2)        price(2)       fee(2)
-----------    --------------    ------------    ------------    ---------------
Common
Stock,
without        330,000 shares      $9.18          $3,029,638         $893.74
par value

(1) This filing registers 330,000 shares of the Company's Common Stock reserved for issuance under the Company's Restated 1996 Stock Incentive Plan. There are also registered an undetermined number of additional shares of Common Stock that may become available for purchase in accordance with the provisions of the Plan in the event of a change in the outstanding shares of Common Stock, including a recapitalization.
(2) Based upon (a) the actual price for 172,791 shares of the Company's Common Stock subject to previously granted options (which are exercisable at an average price of $6.90 per share) and (b) the estimated proposed maximum offering price for the other 157,209 shares reserved for issuance under the Restated 1996 Stock Incentive Plan, estimated solely for purposes of calculating the registration fee, based upon the average of the high and low prices of the Common Stock on March 19, 1997, as reported by The Nasdaq Stock Market ($11.6875 per share).

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
                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Obie Media Corporation, an Oregon corporation (the "Company"), with the Securities and Exchange Commission are incorporated by reference in this registration statement:

         (a) The Company's annual report on Form 10-KSB for the year ended November 30, 1997; and

         (b) The description of the Company's common stock, without par value (the "Common Stock"), set forth in the Company's registration statement on Form SB-2, as declared effective on November 21, 1996 (Registration No. 333-5728-LA).

         All documents filed by the Company subsequent to those listed above pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


Item 4.  Description of Securities.

         Not applicable.


Item 5.  Interests of Named Experts and Counsel.

         None.


Item 6.  Indemnification of Directors and Officers.

         Under the Oregon Revised Statutes ("ORS"), the Company's Restated Articles of Incorporation, as amended (the "Articles"), and the Company's Restated Bylaws, as amended (the "Bylaws"), the Company has broad powers to indemnify directors and officers against liabilities that they may incur in such capacities.

         Under ORS 60.387 to ORS 60.414, a person who is made a party to a proceeding because such person is or was an officer or director of the corporation shall be indemnified by the corporation (unless the corporation's articles of incorporation provide otherwise) against reasonable expenses incurred by such person in connection with the proceeding if such person is wholly successful on the merits or otherwise or if ordered by a court of competent jurisdiction. In addition, a corporation is permitted under such sections to indemnify such persons against liability incurred in a proceeding if: (i) such person's conduct was in good faith and in a manner he or she reasonably believed was in the corporation's best interests, or, at least, not opposed to its best interests;
(ii) such person had no reasonable cause to believe his or her conduct was unlawful if the proceeding was a criminal proceeding; (iii) such person was not adjudged liable to the corporation if the proceeding was by or in the right of the corporation (in which case indemnification is limited to such person's reasonable expenses in connection with the proceeding); and (iv) such person was not adjudged liable on the basis that he or she improperly received a personal benefit.

         The Company's Articles allow and the Company's Bylaws require the indemnification of an officer or director made or threatened to be made party to a proceeding because such person is or was an officer or director of the Company or one of its subsidiaries against certain liabilities and expenses if: (i) the officer or director acted in good faith; (ii) the officer or director reasonably believed the actions were in or not opposed to the Company's best interest; and
(iii) in the case of a criminal proceeding, the officer or director had no reasonable cause to believe that the conduct was unlawful. In the case of any proceeding by or in the right of the Company, an officer or director is entitled to indemnification to the fullest extent permitted by law if the officer or director acted in good faith and in a manner the officer or director reasonably believed was in or not opposed to the Company's best interest.

         An officer or director is generally not entitled to indemnification:
(i) in connection with any proceeding charging improper personal benefit to the officer or director in which the officer or director is adjudged liable on the basis that personal benefit was improperly received; or (ii) in connection with any proceeding initiated by such person against the Company, its directors, officers, employees or other agents.

         The Articles also provide that no director will be liable to the Company or its shareholders for monetary damages for conduct as a director, except that personal liability may exist for any: (i) breach of a director's duty of loyalty to the Company or its shareholders; (ii) act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (iii) unlawful distribution to shareholders; (iv) transaction from which the director receives an improper personal benefit; and (v) profits made by the director from the purchase and sale of the Company's securities within the meaning of the Exchange Act or similar provision of any state statutory or common law.

Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

         The exhibits listed in the Index to Exhibits, which appears on page II-8 herein, are filed as part of this registration statement.


Item 9.  Undertakings.

     A.  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the above-referenced provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Eugene, Oregon, on February 20, 1998.

                                            OBIE MEDIA CORPORATION



                                            By  /s/Brian B. Obie
                                              ----------------------------------
                                              Brian B. Obie
                                              Chairman of the Board, President
                                              and Chief Executive Officer


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Brian B. Obie and James
W. Callahan, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution for him or her in any and all capacities, to sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney and agent full power and authority to do any and all acts and things necessary or advisable in connection with such matters, and hereby ratifying and confirming all that each such attorney and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date(s) indicated:

Principal Executive Officer:                           Date:



/s/ Brian B. Obie                                      February 20, 1998.
----------------------------------                     -------------------------
Brian B. Obie
Chairman of the Board, President,
Chief Executive Officer and Director

Principal Financial Officer:



/s/ James W. Callahan                                  February 20, 1998.
----------------------------------                     -------------------------
James W. Callahan
Chief Financial Officer
and Treasurer

Directors:



/s/ Delores M. Mord                                    February 20, 1998.
----------------------------------                     -------------------------
Delores M. Mord


/s/ Randall C. Pape                                    February 20, 1998.
----------------------------------                     -------------------------
Randall C. Pape


/s/ Stephen A. Wendell                                 February 20, 1998.
----------------------------------                     -------------------------
Stephen A. Wendell


/s/ Richard C. Williams                                February 24, 1998.
----------------------------------                     -------------------------
Richard C. Williams

                                INDEX TO EXHIBITS

Exhibit Number               Exhibit                                       Page
--------------               -------                                       ----

4.1               Restated Articles of Incorporation(1)

4.2               Amendment to Restated Articles of Incorporation(2)

4.3               Restated Bylaws(1)

4.4               Amendment to Restated Bylaws(2)

5.1               Opinion of Tonkon Torp LLP

23.1              Consent of Coopers & Lybrand LLP, Independent
                  Accountants

23.2              Consent of Arthur Andersen LLP, Independent
                  Accountants

23.3              Consent of Tonkon Torp LLP (included in Exhibit 5.1)

24.1              Power of Attorney (See Page II-6)

99.1              Restated 1996 Stock Incentive Plan(2)

99.2 Form of Nonqualified Stock Option Agreement for use with Restated 1996 Stock Incentive
                  Plan(2)

99.3 Form of Incentive Stock Option Agreement for use with Restated 1996 Stock Incentive Plan(2)

----------------

(1) Incorporated by reference from the Company's Registration Statement on Form SB-2 (Registration No. 333-5728-LA) filed with the Securities and Exchange Commission on October 3, 1996.

(2) Incorporated by reference from the Company's Amendment No. 1 to the Registration Statement on Form SB-2 (Registration No. 333-5728-LA) filed with the Securities and Exchange Commission on November 15, 1996


Other exhibits listed in Item 601 of Regulation S-B are not applicable.